UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 321-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 26, 2021, Immunome, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) to issue (a) an aggregate of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (b) warrants (“Warrants”) to purchase an aggregate of 500,000 shares of Common Stock (the “Warrant Shares”), at a combined purchase price of $27.00 per unit (the “Offering”). Each unit consists of one share of Common Stock and a warrant to purchase one half of a share of Common Stock. The Warrants have an exercise price of $45.00 per share (subject to adjustment), and are exercisable for a period of three years following the closing of the Offering (as defined below). The Company expects to receive total gross proceeds of approximately $27.0 million in the Offering.

The Company intends to use the proceeds from the Offering to accelerate the development of its oncology and infectious disease portfolio, including COVID-19, and for other general corporate purposes.

Registration Rights

Under the terms of the Purchase Agreement, the Company agreed to register the Shares and the Warrant Shares. The Company is required to use its commercially reasonable efforts to file a registration statement (a “Resale Registration Statement”) for the resale of such securities within 45 days following the closing date (the “Filing Date”) and to use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective within 90 days of the Filing Date.

The Company may be required to pay liquidated damages if it does not meet certain deadlines with respect to its registration obligations under the Purchase Agreement or if certain other events that impact the Resale Registration Statement or its effectiveness occur. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the Resale Registration Statement.

Call Feature of Warrants

The Warrants are callable by us in certain circumstances. Subject to certain exceptions, if, at any time after the effectiveness of the Resale Registration Statement, (i) the closing price of our Common Stock for 20 out of 30 trading days (the “Measurement Period”) exceeds $55.00 (subject to adjustment) and (ii) the Warrant holder is not in possession of any information that constitutes material non-public information which was provided by or on behalf of the Company, and subject to the beneficial ownership limitation set forth in the Warrants, then we may, within five trading days of the end of such Measurement Period, call for cancellation of all or any portion of the Warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per Warrant.

Placement Agent Compensation

In connection with the Offering, pursuant to an Engagement Letter, dated April 9, 2021 (as amended, the “Engagement Letter”) between the Company and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company has agreed to pay Ladenburg and its agents a gross fee equal to 7% of the proceeds received from new investors and certain existing investors; provided, however, that if the fees owed to Ladenburg do not equal at least $200,000, then the Company will pay Ladenburg a minimum fee of $200,000, in addition to any fees owed in respect of proceeds received from new investors and certain existing investors through Ladenburg's agents.

The securities under the Purchase Agreement were offered and sold and will be offered and sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law.

The foregoing descriptions of the Purchase Agreement, the Engagement Letter and the Warrants are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1, 10.2 and 4.1, to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 8.01	Other Events

On April 26, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated April 26, 2021, by and among Immunome, Inc. and the Purchasers signatory thereto
10.2	Engagement Letter, dated April 9, 2021, as amended on April 25, 2021, by and among Immunome, Inc. and Ladenburg Thalmann & Co. Inc.
99.1	Press Release of Immunome, Inc., dated April 26, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunome, INC.

Date: April 26, 2021	By:	/s/ Purnanand D. Sarma, Ph.D.
	Name:	Purnanand D. Sarma, Ph.D.
	Title:	President and Chief Executive Officer